Exhibit 99.1

MSC Industrial Supply Co. Tel.800.645.7270 Fax.800.255.5067 www.mscdirect.com

MSC REPORTS FISCAL 2016 THIRD QUARTER RESULTS

FISCAL 2016 Q3 HIGHLIGHTS

•	Net sales of $727.5 million declined 2.4% year-over-year (3.9% decline on an ADS basis)
•	Gross margin of 45.0% remained stable in a challenging economic environment
•	Operating margin of 14.5% driven by tight operating cost control and ongoing productivity improvements
•	GAAP diluted EPS of $1.05

MELVILLE, NY and DAVIDSON, NC, July 6, 2016 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), “MSC” or the “Company,” a premier distributor of Metalworking and Maintenance, Repair and Operations supplies to industrial customers throughout North America, today reported financial results for its fiscal 2016 third quarter ended May 28, 2016.

Financial Highlights[1]	FY16 Q3		FY15 Q3		Change
Net Sales	$727.5		$745.5		(2.4%)
GAAP Operating Income	105.8		104.2		1.5%
% of Net Sales	14.5%		14.0%
Adjusted Operating Income	105.8		104.5	[2]	1.2%
% of Net Sales	14.5%		14.0%
GAAP Net Income	64.8		63.3		2.3%
Adjusted Net Income	64.8		63.5	[3]	2.1%
GAAP Diluted EPS	$1.05	[4]	$1.03	[4]	1.9%
Adjusted Diluted EPS	$1.05	[4]	$1.03	[4]	1.9%

1In millions unless otherwise noted. 2Excludes non-recurring costs. 3Excludes the after-tax effects of non-recurring costs. 4Based on 61.4 million diluted shares outstanding in both FY16 Q3 and FY15 Q3.

Erik Gershwind, president and chief executive officer, said, “The challenging economic environment grew even more difficult through our third quarter and, as a result, sales were at the lower end of our guidance. We did, however, continue to gain share, which, when coupled with strong execution on gross margin countermeasures and cost reduction initiatives, helped to offset economic headwinds.”

Rustom Jilla, executive vice president and chief financial officer, added, “Our diluted EPS for the quarter was $1.05 versus $1.03 in the prior year’s third quarter. This was the result of strong execution on the gross margin and expense lines. Gross margins held at 45 percent, the fourth consecutive quarter at this level, despite the challenging price environment and headwinds from customer mix. Operating expenses declined significantly year-over-year due in large part to our productivity efforts and the reversal of incentive accruals. Finally, our year to date operating cash flow less capital expenditure (free cash flow) was $251 million, double last year’s $125 million. As we move forward, our strong focus on productivity will intensify given the economic backdrop.”

Gershwind concluded, “Despite the challenging environment, I remain confident in our future. Should things deteriorate further, this creates opportunities for MSC such as new customer relationships, the hiring of experienced industry salespeople, and stronger supplier relationships. All of these would serve to increase our share gain potential. At the same time, with the work we have done on managing costs, along with our completed infrastructure investments, we are poised for earnings leverage when growth returns. Finally, we are using our strong balance sheet to enhance shareholder returns, while preserving flexibility to capitalize on any further market dislocations that may be ahead of us.”

Outlook

Based on current market conditions, the Company expects net sales for the fiscal 2016 fourth quarter to be between $730 million and $742 million. At the midpoint, average daily sales are expected to decline approximately 5%. The Company expects diluted earnings per share for the fiscal 2016 fourth quarter to be between $0.96 and $1.00. Fiscal 2016 is a 53-week year for MSC and the Company’s fiscal fourth quarter has an additional week. This guidance reflects the additional week in the fourth quarter, and typical seasonal patterns in sales and margins.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2016 THIRD QUARTER RESULTS	Page - 2 -

An explanation and reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures are included in the attached tables.

Conference Call Information

MSC will host a conference call today at 8:30 a.m. EST to review the Company’s fiscal 2016 third quarter results. The call, accompanying slides, and other operational statistics may be accessed at: http://investor.mscdirect.com. The conference call may be accessed by dialing 1-877-443-5575 (US), 1-855-669-9657 (Canada), or 1-412-902-6618 (international).

An online archive of the broadcast will be available until August 5, 2016.

The Company’s reporting date for fiscal 2016 fourth quarter and full year results will be November 1, 2016.

Contact Information

Investors:	Media:
John G. Chironna	Paul Mason
Vice President, Investor Relations and Treasurer	Director, Corporate Communications
(704) 987-5231	(704) 987-5313

About MSC Industrial Supply Co. MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of metalworking and maintenance, repair, and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with more than 1 million products, inventory management and other supply chain solutions, and deep expertise from 75 years of working with customers across industries.

Our experienced team of over 6,500 associates is dedicated to working side by side with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling, and optimizing for a more productive tomorrow.

For more information on MSC, please visit www.mscdirect.com.

# # #

Note Regarding Forward-Looking Statements: Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, expected benefits from our investment and strategic plans, and expected future margins, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: general economic conditions in the markets in which we operate, current economic, political, and social conditions, changing customer and product mixes, competition, industry consolidation and other changes in the industry distribution sector, volatility in commodity and energy prices, the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits, credit risk of our customers, the risk of cancellation or rescheduling of customer orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of loss of key suppliers, key brands or supply chain disruptions, our dependence on our information systems and the risk of business disruptions arising from changes to our information systems, and disruptions due to catastrophic events, power outages, natural disasters, computer system or network failures, computer viruses, physical or electronics break-ins and cyber-attacks, our dependence on key personnel, failure to comply with applicable environmental, health and safety laws and regulations, goodwill and intangible assets recorded as a result of our acquisitions could be impaired, problems with successfully integrating acquired operations, and disclosing our use of "conflict minerals" in certain of the products we distribute could raise reputational and other risks. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2016 THIRD QUARTER RESULTS	Page - 3 -

MSC INDUSTRIAL DIRECT CO., INC.

Condensed Consolidated Balance Sheets

(In thousands)

	May 28,	August 29,
	2016	2015
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$32,328	$38,267
Accounts receivable, net of allowance for doubtful accounts	395,464	403,468
Inventories	462,141	506,631
Prepaid expenses and other current assets	39,387	39,067
Deferred income taxes	44,643	44,643
Total current assets	973,963	1,032,076
Property, plant and equipment, net	286,251	291,156
Goodwill	624,001	623,626
Identifiable intangibles, net	107,424	119,805
Other assets	31,500	34,543
Total assets	$2,023,139	$2,101,206

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Revolving credit note	$40,000	$188,000
Current maturities of long-term debt	44,635	25,515
Accounts payable	113,109	114,328
Accrued liabilities	95,773	94,494
Total current liabilities	293,517	422,337
Long-term debt, net of current maturities	177,875	214,789
Deferred income taxes and tax uncertainties	131,132	131,210
Total liabilities	602,524	768,336
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	-	-
Class A common stock	57	56
Class B common stock	13	13
Additional paid-in capital	621,377	604,905
Retained earnings	1,322,057	1,232,381
Accumulated other comprehensive loss	(18,090)	(17,252)
Class A treasury stock, at cost	(504,799)	(487,233)
Total shareholders’ equity	1,420,615	1,332,870
Total liabilities and shareholders’ equity	$2,023,139	$2,101,206

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2016 THIRD QUARTER RESULTS	Page - 4 -

MSC INDUSTRIAL DIRECT CO., INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	May 28,	May 30,	May 28,	May 30,
	2016	2015	2016	2015
Net sales	$727,495	$745,483	$2,118,431	$2,182,974
Cost of goods sold	400,467	407,066	1,163,640	1,193,534
Gross profit	327,028	338,417	954,791	989,440
Operating expenses	221,244	234,173	678,077	705,351
Income from operations	105,784	104,244	276,714	284,089
Other (expense) income:
Interest expense	(1,204)	(1,807)	(4,055)	(4,786)
Interest income	164	166	491	606
Other income (expense), net	110	10	912	(370)
Total other expense	(930)	(1,631)	(2,652)	(4,550)
Income before provision for income taxes	104,854	102,613	274,062	279,539
Provision for income taxes	40,038	39,271	104,692	107,253
Net income	$64,816	$63,342	$169,370	$172,286
Per Share Information:
Net income per common share:
Basic	$1.06	$1.03	$2.76	$2.79
Diluted	$1.05	$1.03	$2.75	$2.78
Weighted average shares used in computing net income per common share:
Basic	61,133	61,287	61,206	61,294
Diluted	61,369	61,424	61,364	61,510
Cash dividends declared per common share	$0.43	$0.40	$1.29	$4.20

MSC INDUSTRIAL DIRECT CO., INC.

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	May 28,	May 30,	May 28,	May 30,
	2016	2015	2016	2015
Net income, as reported	$64,816	$63,342	$169,370	$172,286
Foreign currency translation adjustments	2,556	59	(838)	(9,338)
Comprehensive income	$67,372	$63,401	$168,532	$162,948

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2016 THIRD QUARTER RESULTS	Page - 5 -

MSC INDUSTRIAL DIRECT CO., INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirty-Nine Weeks Ended
	May 28,	May 30,
	2016	2015
Cash Flows from Operating Activities:
Net income	$169,370	$172,286
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,343	52,095
Stock-based compensation	10,302	11,299
Loss on disposal of property, plant, and equipment	539	665
Provision for doubtful accounts	5,496	4,305
Deferred income taxes and tax uncertainties	(78)	(88)
Excess tax benefits from stock-based compensation	(630)	(3,770)
Changes in operating assets and liabilities:
Accounts receivable	1,990	(29,547)
Inventories	44,032	(62,832)
Prepaid expenses and other current assets	(348)	967
Other assets	2,892	3,356
Accounts payable and accrued liabilities	(1,086)	14,237
Total adjustments	116,452	(9,313)
Net cash provided by operating activities	285,822	162,973
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(34,714)	(38,176)
Net cash used in investing activities	(34,714)	(38,176)
Cash Flows from Financing Activities:
Purchases of treasury stock	(19,372)	(26,411)
Payments of regular cash dividends	(79,351)	(74,143)
Payment of special cash dividend	—	(185,403)
Payments on capital lease and financing obligations	(600)	(1,574)
Excess tax benefits from stock-based compensation	630	3,770
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	2,896	3,271
Proceeds from exercise of Class A common stock options	5,081	8,848
Borrowings under financing obligations	453	530
Borrowings under Credit Facility	88,000	306,000
Payments of borrowings under Credit Facility	(254,750)	(181,750)
Net cash used in financing activities	(257,013)	(146,862)
Effect of foreign exchange rate changes on cash and cash equivalents	(34)	(226)
Net decrease in cash and cash equivalents	(5,939)	(22,291)
Cash and cash equivalents – beginning of period	38,267	47,154
Cash and cash equivalents – end of period	$32,328	$24,863
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$101,178	$88,553
Cash paid for interest	$3,878	$4,190

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2016 THIRD QUARTER RESULTS	Page - 6 -

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures, including adjusted operating income, adjusted net income, and adjusted net income per diluted share. The adjusted supplemental measures exclude non-recurring costs for the thirteen weeks ended May 30, 2015 associated with the executive transition costs related to the retirement of our former Chief Financial Officer and related tax effects. There were no adjustments for non-recurring costs for the thirteen weeks ended May 28, 2016. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MSC’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude these non-recurring costs to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such costs are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, we use certain non-GAAP financial measures as performance metrics for management incentive programs. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	The ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	The ability to better identify trends in the Company’s underlying business and perform related trend analyses; and

•	A better understanding of how management plans and measures the Company’s underlying business.

The following tables reconcile GAAP operating income, GAAP net income and GAAP net income per diluted share (“EPS”) to non-GAAP adjusted operating income, adjusted net income, and adjusted net income per diluted share:

	Thirteen Weeks Ended
	May 30, 2015
	(in thousands)	% of Net Sales
GAAP Operating income	$104,244	14.0%
Non-recurring costs	237
Adjusted Operating income	$104,481	14.0%

Thirteen Weeks Ended
May 30, 2015
(in thousands)
Net sales	$745,483
Cost of goods sold	407,066
Gross profit	338,417
Operating Expenses	234,173
Income from Operations	104,244
Non-recurring costs	237
Adjusted Operating income	$104,481

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2016 THIRD QUARTER RESULTS	Page - 7 -

	Thirteen Weeks Ended
	May 30, 2015
	(in thousands, except per share amounts)
	$(after-tax)	Diluted EPS
GAAP net income	$63,342	$1.03
Non-recurring costs*	146	-
Adjusted net income	$63,488	$1.03

* On a pre-tax basis includes approximately $237 of non-recurring executive transition costs related to the retirement of our former Chief Financial Officer.  The non-recurring costs were calculated using an effective tax rate of 38.3%.